Exhibit 99.5
NOTICE OF GUARANTEED DELIVERY
FOR THE TENDER OF AMERICAN DEPOSITARY SHARES
OF
ABN AMRO
PURSUANT TO THE EXCHANGE OFFER
BY
BARCLAYS
(NOT TO BE USED FOR SIGNATURE GUARANTEES)

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 9:00 A.M., NEW YORK
CITY TIME, ON OCTOBER 4, 2007, UNLESS THE EXCHANGE OFFER IS EXTENDED.
     This notice of guaranteed delivery, or a form substantially equivalent to this notice of guaranteed delivery, must be used for acceptance of the exchange offer described in the Offer Document/Prospectus, dated August 6, 2007 (the “Offer Document/Prospectus”), in respect of the American depositary shares (“ADSs”) of ABN AMRO Holding N.V., a public limited company organized under the laws of The Netherlands (“ABN AMRO”), if certificates evidencing ABN AMRO ADSs are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis, or if the time will not permit all required documents to reach the ADS exchange agent prior to the expiration of the exchange offer. This notice of guaranteed delivery may be delivered by hand, transmitted by facsimile transmission or mailed to the ADS exchange agent and must include a guarantee by an Eligible Institution (as defined below) in the form set out in this notice of guaranteed delivery. If a message is transmitted through The Depository Trust Company pursuant to which the participant agrees to be bound by the terms set forth herein, an agent’s message must be delivered. See “The Exchange Offer — Procedure for Tendering and Electing — Registered Holders of ABN AMRO ADSs — Guaranteed Delivery Procedures” in the Offer Document/Prospectus.
The ADS exchange agent for the U.S. offer is:
THE BANK OF NEW YORK

By Mail:	By Hand:	By Overnight Courier:
The Bank of New York Tender and Exchange Department P.O. Box 11248 Church Street Station New York, NY 10286-1248	The Bank of New York Tender and Exchange Department 101 Barclay Street Receive and Deliver Window, Street Floor New York, NY 10286	The Bank of New York Tender and Exchange Department — 11 West 101 Barclay Street New York, NY 10286
Facsimile Transmission: (212) 815-6433 (Eligible Institutions Only)
     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE ADS EXCHANGE AGENT.
     THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON AN ADS LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS TO THE ADS LETTER OF TRANSMITTAL, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX IN THE ADS LETTER OF TRANSMITTAL.
     THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:
     The undersigned hereby tenders to Barclays plc, a public limited company organized under the laws of England, upon the terms and subject to the conditions set forth in the offer document/prospectus, dated August 6, 2007 (the “Offer Document/Prospectus”), and the related ADS letter of transmittal, receipt of each of which is hereby acknowledged, the number of American depositary shares (“ADSs”) of ABN AMRO Holding N.V. specified below.

Names(s) of Record Holder(s)

Address(es)

Zip Code

(Area Code) Telephone No.
X

X

Signature (s) of Record Holder(s)

Number of ABN AMRO ADSs

Certificate Nos. (if available)
Indicate account number at Book-Entry Transfer Facility if ABN AMRO ADSs will be tendered by book-entry transfer:

Account Number
Dated:                               , 2007
Dated:                               , 2007

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)
     The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or any other “eligible guarantor institution,” as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended (each, an “Eligible Institution” and collectively “Eligible Institutions”), hereby guarantees the delivery to the ADS exchange agent, at one of its addresses set forth above, of the ABN AMRO ADSs tendered by this notice of guaranteed delivery in proper form for transfer, or confirmation of the book-entry transfer of Shares into the ADS exchange agent’s account at The Depository Trust Company, in either case together with delivery of a properly completed and duly executed ADS letter of transmittal (or a facsimile thereof) with any required signature guarantee, or an agent’s message (as defined in the ADS letter of transmittal), and any other documents required by the ADS letter of transmittal, within three New York Stock Exchange trading days after the date of execution of this notice of guaranteed delivery.
     The Eligible Institution that completes this form must communicate the guarantee to the ADS exchange agent and must deliver the ADS letter of transmittal and ABN AMRO ADSs to the ADS exchange agent within the time period indicated herein. Failure to do so may result in financial loss to such Eligible Institution.

Name of Firm

Address

Zip Code

(Area Code) Telephone No.
X

Authorized Signature

Name (Please Print)

Title
Dated:                               , 2007

NOTE: DO NOT SEND CERTIFICATES EVIDENCING ABN AMRO ADSs WITH THIS NOTICE. SUCH CERTIFICATES SHOULD BE SENT WITH YOUR ADS LETTER OF TRANSMITTAL.

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